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                            RADIATION SYSTEMS, INC.
                   PROXY FOR SPECIAL MEETING OF STOCKHOLDERS
                                  JUNE 3, 1994

    The undersigned hereby appoints Richard E. Thomas, Anita M. Stutzman and Harold Aryai Siegel, and each of them, with full power of substitution, proxies for the undersigned to represent and to vote all shares of common stock of Radiation Systems, Inc. ("RSi") which the undersigned would be entitled to vote, as fully as the undersigned could vote and act if personally present, at the Special Meeting of Stockholders to be held on June 3, 1994, and all adjournments thereof. The proxies are authorized to vote in their discretion upon all other matters properly brought before the meeting.

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL.

    For the approval and adoption of an Agreement and Plan of Merger, dated as of January 30, 1994, among RSi, COMSAT Corporation ("COMSAT"), and CTS America, Inc., a wholly owned subsidiary of COMSAT ("CTS America"), pursuant to which:
(a) RSi will merge into CTS America, and CTS America will be the surviving corporation (the "Merger"), and (b) each share of common stock, par value $1.00 per share, of RSi issued and outstanding immediately prior to the effective date of the Merger, other than shares held by RSi, COMSAT or a subsidiary of RSi or of COMSAT, shall be converted into that fraction (the "Conversion Fraction") of a fully paid and non-assessable share of the common stock, without par value, of COMSAT ("COMSAT Common Stock") determined by dividing $18.25 by the average closing price of the COMSAT Common Stock on the New York Stock Exchange Composite Tape during the 20 trading days ending five trading days prior to the closing date of the Merger; PROVIDED, that the Conversion Fraction shall not be less than .638 and shall not be greater than .780, and that cash shall be paid in lieu of fractional shares, all as described in the Proxy Statement/Prospectus of RSi and COMSAT.

            / /  FOR            / /  AGAINST            / /  ABSTAIN

PLEASE SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED POSTAGE-PAID
                                   ENVELOPE.

                        (Continued on the Reverse Side)
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    The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and the Proxy Statement/Prospectus. Any proxy heretofore given to vote said common stock is hereby revoked. The undersigned hereby ratifies and confirms all that said proxies or their substitutes may lawfully do by virtue hereof. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSAL.

                                             Please complete, date and sign your
                                             name(s) as it appear(s) to the left
                                             and   return   in   the    enclosed
                                             envelope. If acting as an executor,
                                             administrator,  trustee,  guardian,
                                             etc., you should  so indicate  when
                                             signing.   If   the  signer   is  a
                                             corporation, please  sign the  full
                                             corporate    name,   by    a   duly
                                             authorized officer.  If shares  are
                                             held   jointly,   each  stockholder
                                             named should sign.
                                             Date _______________________ , 1994
                                             Signature _________________________
                                             Signature _________________________

                                             THIS PROXY IS  SOLICITED ON  BEHALF
                                             OF   THE  BOARD   OF  DIRECTORS  OF
                                             RADIATION SYSTEMS, INC.

IMPORTANT-- Please sign, date and return this Proxy in the enclosed envelope, which requires no postage if mailed in the United States.